                                CONTROL AGREEMENT

         This Control Agreement (this "Agreement") is made this 22nd day of August, 2001, by and among FIRST UNION NATIONAL BANK, a national banking association, in its capacity as the issuer of two standby letters of credit (the "Letters of Credit") under the Letter of Credit Agreements, as defined below, and not in its capacity as Custodian, as defined below (the "Bank"), UDC, INC., a New Jersey corporation (the "Debtor"), and FIRST UNION NATIONAL BANK, a national banking association, in its capacity as a custodian, and not in its capacity as Bank ("Custodian").

                                   BACKGROUND

         A. Debtor has opened Account No. [XXXX] with Custodian with an initial deposit of cash, instruments, financial assets, investment property and securities with an initial value of no less than Fifteen Million Dollars ($15,000,000) (the "Account") pursuant to the terms of an agreement, a copy of which is attached hereto as Exhibit A (the "Account Agreement"). To the extent that there is a conflict between this Agreement and the Account Agreement, this Agreement shall control.

         B. Debtor has executed and delivered Bank two completed copies of the Bank's Application and Agreement for Irrevocable Standby Letter of Credit, copies of which are attached hereto as Exhibit B (the "Letter of Credit Agreements"), pursuant to which Bank will, upon the satisfaction of certain conditions, issue the Letters of Credit for the account of Debtor. Debtor's obligations under the Letter of Credit Agreements are to be secured by a pledge of Debtor's interest and grant of a security interest in all assets in the Account pursuant to the terms of a Pledge Agreement by and between Bank and Debtor dated of even date herewith (the "Pledge Agreement").

         C. The parties hereto are entering into this Agreement to perfect the security interest of the Bank in the Collateral (as defined below), and to provide for the control of the Account, as required pursuant to the Letter of Credit Agreements.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    AGREEMENT

Section 1.        Priority of Lien.

                    (1) Custodian (i) acknowledges that it has received a copy of the Letter of Credit Agreements, (ii) acknowledges and recognizes the security interest in the Account and the assets contained therein (including without limitation any credit balance, cash and/or cash equivalent instruments, investment property and financial assets) or credited thereto from time to time together with all proceeds (including cash and non-cash proceeds, investment property, all rights of Debtor thereto, any rollovers, substitutions or instruments issued in exchange therefor and all documents relative thereto (together with the Account, collectively, the "Collateral") granted thereby by the Debtor to the Bank, and (iii) has marked its records to reflect the security interest of the Bank in the Account.

                    (2) Custodian represents and confirms that it has not previously taken, or granted, a security interest in the Account or any of the Collateral, and Custodian has not been notified of any other security interest in or encumbrance on the Account or any of the Collateral.

                    (3) Custodian hereby waives and releases all liens, claims, encumbrances and rights of setoff it may have against the Account or any of the Collateral and agrees that, except for the payment of its normal and customary fees and commissions pursuant to the Account Agreement, it will not assert any such lien, claim, encumbrance or right of setoff against the Account or any of the Collateral.

         Section 2. Control. Custodian hereby agrees that it will comply with entitlement orders or any other instructions respecting the Account originated by the Bank, without requiring further consent by the Debtor. Custodian will not disburse any principal amount from the Account other than in accordance with the Bank's written direction. Until the Bank notifies the Custodian that the Bank is exercising exclusive control over the Account (a "Notice of Exclusive
Control"), and except as otherwise provided herein, Custodian shall comply with investment instructions and entitlement orders with respect to interest and earnings on the Account originated by the Debtor with respect to the Collateral and shall make trades of financial assets or other Collateral held in the Account pursuant to such instructions, so long as the Collateral consists solely of Permitted Investments (as defined below). Upon Custodian's receipt of a Notice of Exclusive Control, Custodian will immediately cease complying with orders or instructions originated by the Debtor concerning the Account.

         Section 3. Investments; Interest and Dividends. Pursuant to the terms of Section 2, Debtor shall, upon the effectiveness of this Agreement, instruct the Custodian to purchase Permitted Investments (and only Permitted Investments), to be allocated among various Permitted Investments at the discretion of the Debtor, for deposit in the Account. Prior to the occurrence of an Event of Default (as defined in the Pledge Agreement), Custodian shall comply with Debtor's instructions regarding the distribution of interest payments and cash dividends earned on the securities in the Account. Upon the occurrence and during the continuance of an Event of Default, Custodian shall retain all interest payments and cash dividends earned on the securities in the Account as Collateral. "Permitted Investments" means (i) investments in certificates of deposit issued by the Bank maturing within one (1) year from the date of acquisition thereof, but no later than the expiration date of the Letters of Credit; and (ii) money market funds sponsored by the Bank or an affiliate of the Bank.

         Section 4. Additional Undertakings of Custodian. Custodian hereby agrees with the Bank and the Debtor that until otherwise notified by the Bank in writing, Custodian: (a) will send Account statements or other statements regarding the Collateral, no less frequently than on a monthly basis, to the Bank, at the address for the Bank provided beneath the signature of Bank at the end of this Agreement or as otherwise provided by Bank in writing, (b) will act as agent and bailee for the Bank, under Bank's sole direction, for the purposes stated herein and in the Pledge Agreement, (c) will not take any action which would adversely affect Bank's interest in the Collateral, including without limitation making loans to the Debtor, taking, or granting, a security interest in the Account or any of the foregoing Collateral or (except as set forth in Section 5 below) setting off against any of it, without prior written consent from the Bank, and (d) will not acknowledge or otherwise accept instructions to exert any control over or to identify, by book entry or other means, any assignment or grant of a security interest in the Account or any of the Collateral to any person or entity other than the Bank, and shall promptly notify Bank if any person or entity asserts a lien, encumbrance or adverse claim against the Account or any of the Collateral.

         Section 5. Custodian's Expenses. All expenses incurred by Custodian, in the ordinary course of its administration of the Account, will be Debtor's sole responsibility but may be repaid from the Account until such time as the Bank provides a Notice of Exclusive Control to the Custodian, and after delivery of such Notice of Exclusive Control, Custodian's expenses will not be repaid from the Account until all of the Debtor's obligations to the Bank have been indefeasibly repaid in full.

         Section 6. Responsibility of Custodian. Custodian shall have no responsibility or liability to Bank for making investments or trades of financial assets or any other Collateral in the Account at the instruction of Debtor, or its authorized representatives, or complying with entitlement orders concerning the Account or any Collateral from Debtor, which are received by Custodian before Custodian receives a Notice of Exclusive Control, so long as all such investments, trades and entitlement orders concern only Permitted Investments. Custodian shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by the Bank after the Custodian's receipt of a Notice of Exclusive Control. Custodian shall have no duty to investigate or make any determination as to the validity of or reasons for its receipt of a Notice of Exclusive Control. Neither this Agreement nor either of the Letter of Credit Agreements creates any obligation or duty of Custodian other than those expressly set forth herein.

         Section 7. Tax Reporting. All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Debtor as required under foreign, federal, state and local law.

         Section 8. Termination. The rights and powers granted herein to Bank have been granted in order to perfect its security interest in the Account and any other Collateral, are powers coupled with an interest and will neither be affected by the bankruptcy of Debtor nor by the lapse of time. The obligations of Custodian under Sections 2, 3 and 4 above shall continue in effect until the security interest of the Bank in the Account and any other Collateral has been terminated pursuant to the terms of the Letter of Credit Agreements and Pledge Agreement, and Bank has notified Custodian of such termination in writing. Upon receipt of such notice, the obligations of Custodian under Sections 2, 3 and 4 above with respect to the operation and maintenance of the Account and any other Collateral shall terminate, Bank shall have no further right to originate entitlement orders concerning the Account or any other Collateral, and Custodian shall take such steps as Debtor may request to vest full ownership and control of the Account and any other Collateral in Debtor, including, but not limited to, removing the name of Bank from the Account or transferring all of the financial assets and credit balances, or any other Collateral in the Account, to another securities account in the name of Debtor or its designee. Bank shall promptly notify Debtor and Custodian of Bank's termination of its security interest in the Account and any other Collateral.

         Section 9. Integration. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

         Section 10. Amendments. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be affected thereby.

         Section 11. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

         Section 12. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         Section 13. Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

         Section 14. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given: (a) when delivered in person; or (b) when sent by telecopy or other electronic means and electronic confirmation of receipt is received during normal business hours or, if after business hours, on the next business day; or (c) if sent by recognized overnight courier, on the next business day; or (d) if sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below such party's signature at the end of this Agreement, on the third day after being sent. Any party may change its address for notices in the manner set forth above.

         Section 15. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

         Section 16. Choice of Law. The parties hereto agree that certain material events, occurrences and transactions relating to this Agreement bear a reasonable relationship to the Commonwealth of Pennsylvania. The validity, terms, performance and enforcement of this Agreement, including for purposes of the perfection and priority of the security interest in the Collateral, shall be governed by those laws of the Commonwealth of Pennsylvania, without reference to conflicts of law or choice of law provisions.

         Section 17. Jury Trial. THE BANK, THE DEBTOR AND THE CUSTODIAN EACH HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

                  IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first set forth above.

                                    Custodian:

                                    FIRST UNION NATIONAL BANK, in its capacity as Custodian and not in its capacity as Bank

                                    By: /s/ Blake Payne
                                        ---------------
                                        Name: Blake Payne
                                        Title: Vice President

                                    123 South Broad Street
                                    Philadelphia, PA 19109
                                    Attn: Blake Payne, Vice President
                                    Telephone No.: (215) 786-7611
                                    Facsimile No.: (267) 321-7854

                             [EXECUTIONS CONTINUED]



                                    Debtor:

                                    UDC, INC.


                                    By: /s/ Sidney Rosenblatt
                                        -----------------------
                                        Name: Sidney Rosenblatt
                                        Title: CFO

                                    375 Phillips Boulevard
                                    Ewing, New Jersey 08618
                                    Attn: Sidney Rosenblatt, CFO
                                    Telephone No.: (609) 671-9280
                                    Facsimile No.: (609) 671-0995




                                    Bank:

                                    FIRST UNION NATIONAL BANK, in its capacity as Bank and not in its capacity as Custodian


                                    By: /s/ Robert J. Fries
                                        ---------------------
                                        Name: Robert J. Fries
                                        Title: Vice President

                                    123 South Broad Street
                                    Philadelphia, PA 19109
                                    Attn: Robert J. Fries, Vice President
                                    Telephone No.: (215) 985-7383
                                    Facsimile No.: (215) 985-7405